UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2005

Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas		75235-1611
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2005, the Board of Directors of Southwest Airlines Co. (the "Company") approved and adopted an amendment to Article III, Section 3 of the Company's Bylaws to phase out the Company's classified board. Prior to the Bylaw amendment, Article III, Section 3 of the Company's Bylaws provided for three classes of Directors, with each Director serving a three-year term.

Pursuant to the amendment, beginning with the annual shareholders meeting in May 2005, each Director will be elected for a one-year term; provided that the term of office for any Director already in office in 2005 will not be shortened, but such Director shall serve until the expiration of his or her current term or until his or her prior death, retirement, resignation, or removal for cause in accordance with the provisions of the Bylaws.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.2 - Bylaws of Southwest, as amended through January 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

January 25, 2005	By:	Deborah Ackerman

Name: Deborah Ackerman
Title: Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

3.2	Bylaws of Southwest, as amended through January 2005